Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statements (Forms S-3 No. 333-265017, No. 333-199036, No. 333-204573, No. 333-178040, No. 333-175242, No. 333-151588, No. 333-142723, No. 333-141261, No. 333-135503, No. 333-100631, No. 333-63176, No. 333-80835, No. 333-72961, No. 333-12983, No. 333-06873, No. 33-97680, and No. 33-84974) of Equity Residential,
(2)
Registration Statements (Forms S-4 No. 333-44576-01 and No. 333-35873) of Equity Residential,
(3)
Registration Statement (Form S-8 No. 333-107244) pertaining to the 1996 Non-Qualified Employee Share Purchase Plan of Equity Residential,
(4)
Registration Statement (Form S-8 No. 333-175173) pertaining to the 2011 Share Incentive Plan of Equity Residential, and
(5)
Registration Statement (Form S-8 No. 333-232630) pertaining to the 2019 Share Incentive Plan of Equity Residential;

of our reports dated February 15, 2024, with respect to the consolidated financial statements and schedule of Equity Residential and the effectiveness of internal control over financial reporting of Equity Residential included in this Annual Report (Form 10-K) of Equity Residential for the year ended December 31, 2023.

/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

Chicago, Illinois
February 15, 2024